EXHIBIT 99.1


FOR IMMEDIATE RELEASE

CONTACT:                            CONTACT:
Hank Green                          Kim Dobbins
(212) 867-0132                      (847) 332-2626
hank@benabe.com                     kdobbins@dobbcomm.com


              J. & W. Seligman & Co. Incorporated Completes IPO for
                 Seligman LaSalle International Real Estate Fund

NEW YORK, June 5, 2007 - J. & W. Seligman & Co. Incorporated announced today that it has successfully completed the offering of Seligman LaSalle International Real Estate Fund, Inc., a closed-end investment company. The Fund began trading on the New York Stock Exchange (NYSE) on May 25, 2007 under the symbol SLS. The Fund raised $222.5 million through its common share offering, excluding the potential exercise of the underwriters' over-allotment option, which may not occur, and before deduction of the sales load. The lead underwriter was Citigroup Global Markets, Inc.

"Seligman LaSalle International Real Estate Fund is a unique opportunity that offers investors a way to participate in the real estate marketplace around the world," said Charles W. Kadlec, President of Seligman Advisors, Inc. "Seligman selected sub-advisers with experience, expertise, and world-wide research support." he added.

The Fund is sub-advised by LaSalle Investment Management (Securities) LP and LaSalle Investment Management Securities BV, (together, "LaSalle Securities"). LaSalle Securities is a leading real estate securities manager and an operationally independent subsidiary of Jones Lang LaSalle Incorporated, a leading global property services company.

According to Michelle Rappa, Managing Director of J. & W. Seligman & Co. Incorporated and Director of Marketing, Seligman Advisors, Inc., the newly introduced Fund offers investors an efficient method to secure a diversified international real estate securities portfolio. "As the global economy continues to expand and the number of foreign REITs proliferates, investors can use the Fund to participate in the potential growth of real estate around the world," she said.

The Fund's primary investment objective is long-term capital appreciation, with current income as a secondary objective. Todd Canter, Global Strategist of LaSalle Securities, noted that international real estate securities over time have generated strong relative performance with lower volatility than traditional equities (1) and often exhibit low correlations to traditional equities and fixed-income securities. (2) He added that regional real estate markets also tend to have low correlations with each other, which can further enhance portfolio diversification.

Seligman LaSalle International Real Estate Fund's management team will use a fundamentals-based, value-oriented approach to investing. "Our valuation model has been developed and tested for 21 years and helps us identify and prioritize promising investment opportunities globally," said Portfolio Manager, Stan Kraska. The team's research requirements will be supported by Jones Lang LaSalle's professional on-site presence in 125 markets, representing 50 countries across five continents.

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A minimum of 80 percent of the Fund's real estate securities exposure will be outside of the US, primarily to generate capital appreciation. To increase the Fund's current income, the sub-advisers intend to pursue a dividend capture strategy on the domestic component of the portfolio.

(1) The performance is based on index performance, and does not represent the performance of the Fund. Real estate securities have had very strong relative out-performance versus traditional common stocks and bonds. This strong performance may not continue, and past performance is no guarantee of future results.

Source: International Real Estate Securities: FTSE EPRA/NAREIT Global Real Estate Index ex. US; International Stocks: MSCI EAFE Index; Global Bonds: JP Morgan Global Government Bond Index; US Real Estate Securities: FTSE-NAREIT Equity REITs Index. The FTSE EPRA/NAREIT Global Real Estate Index ex. US is a market capitalization weighted index that is designed to reflect stock performance of companies engaged in specific aspects of North American (excluding the US), European, and Asian real estate markets. The MSCI EAFE Index is a market capitalization index representing the developed markets outside North America: Europe, Australasia, and the Far East. The FTSE-NAREIT Equity REITs Index is a representative measure of real estate investment trusts in the US. The JP Morgan Global Government Bond Index measures the total return of the global government bond markets in developed countries, including the US. Both the MSCI EAFE Index and the JP Morgan Global Government Bond Index are primarily comprised of securities of issuers not operating in the real estate industry. The return and principal value of an investment in stocks will fluctuate with changes in market conditions. Investors cannot invest directly in an unmanaged index.

(2) Source: Individual regions/countries are subsets of the FTSE EPRA/NAREIT Global Real Estate Index. Calculations use monthly local currency returns from January 1990 through December 2006. Because of currency fluctuations, returns in US dollars would likely differ. Correlation is a statistical measure of the degree to which the movements of two variables are related. A correlation of
1.00 means that all movements correlate perfectly to movements in a comparative index. A lower number indicates that fewer movements correlate to movement in the comparative index.

THE FUND SHOULD ONLY BE CONSIDERED AS ONE ELEMENT OF A COMPLETE INVESTMENT PROGRAM. AN INVESTMENT IN THE FUND SHOULD BE CONSIDERED SPECULATIVE. CLOSED-END FUNDS FREQUENTLY TRADE AT A DISCOUNT TO THEIR NET ASSET VALUES.

There is no assurance that the Fund will achieve its investment objectives and you could lose money.

Investors should consider the investment objectives, risks, charges, and expenses of the Fund carefully before investing. The prospectus, which contains this and other information about the Fund, should be read carefully before investing. A prospectus containing information regarding the Fund, including its investment objectives, risks, charges and expenses and other information may be obtained by contacting your financial advisor. Investors should read the prospectus carefully before they invest or send money.

The Fund's shares do not represent a deposit in or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not insured by the FDIC, the Federal Reserve Board or any other government agency. You may lose money by investing in the Fund.

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About J. & W. Seligman & Co. Incorporated

J. & W. Seligman & Co. Incorporated, a New York-based investment manager and advisor, was founded in 1864. In addition to providing management and advisory services to institutional clients, the firm and its affiliates provide individuals a broad array of investment options, including the US-based Seligman Group of Funds with more than 60 portfolios. Additionally, the firm manages Tri-Continental Corporation, which is traded on the New York Stock Exchange, and a range of offshore investments available exclusively for non-US investors. J. &
W. Seligman & Co. Incorporated has an additional office in Palo Alto, California. Seligman Advisors, Inc. is the principal underwriter for the Seligman mutual funds. Seligman Services, Inc. provides client services to shareholders. Seligman Advisors, Inc. and Seligman Services, Inc. are each an affiliate of J. & W. Seligman & Co. Incorporated

About LaSalle Securities

LaSalle Investment Management (Securities) LP is a leading real estate securities investment manager for pension funds, as well as institutional and retail investors around the globe. With more than 20 years investment experience, the firm has $9.5 billion of assets under management in listed real estate securities, including US, European and global mandates. LaSalle Investment Management (Securities) LP is LaSalle Investment Management's specialist securities division, and as such benefits from the resources of both LaSalle Investment Management and Jones Lang LaSalle. Based in Amsterdam, LaSalle Investment Management (Securities) BV currently manages over $1.5 billion of assets.

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